Exhibit 10.7

Execution Version

DEED OF NOVATION

THIS DEED OF NOVATION (this “Deed”) is made the 25th day of March, 2014

AMONG:

(1)	BUMI ARMADA (SINGAPORE) PTE. LTD., a corporation existing under the laws of Singapore, with its principal place of business at 78, Shenton Way, #26-02A Singapore 079120, Singapore (“Bumi”);
(2)

OCEANIC CONSULTANTS NIGERIA LIMITED, a private limited company incorporated under the laws of the Federal Republic of Nigeria, with offices at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos, Nigeria (“Oceanic”); and

(3)

CAMAC PETROLEUM LIMITED, a private limited company incorporated under the laws of the Federal Republic of Nigeria, with offices at Plot 1649 Olosa Street, Camac House, Victoria Island, Lagos, Nigeria (“CPL”)

(together referred to as the “Parties”).

WHEREAS:

(A)

Oceanic and Armada Oyo Limited, a corporation existing under the laws of British Virgin Island (“AOL”), have entered into that certain agreement entitled “Contract for Bareboat Charterparty for FPSO ARMADA PERDANA in the OYO Field Development”, dated as of February 17, 2014 but effective as of January 1, 2014 (such agreement, including any amendment or supplement thereto or restatement thereof, the “Charterparty”), pursuant to which AOL as the owner of the FPSO ARMADA PERDANA (the “FPSO”) shall charter the FPSO to Oceanic on a bareboat basis;

(B)

In connection with the Charterparty, Oceanic and Bumi have entered into that certain agreement entitled “Contract for Provision of Operational and Maintenance Services for FPSO ARMADA PERDANA in the OYO Field Development”, dated as of February 17, 2014 but effective as of January 1, 2014 (such agreement, including any amendment or supplement thereto or restatement thereof, the “O&M Contract”), pursuant to which Bumi shall provide the operational and maintenance services for the FPSO in the OYO Field for the benefit of Oceanic;

(C)

On February 21, 2014, CPL, a wholly-owned Nigerian subsidiary of CAMAC Energy Inc. and a related entity to Oceanic, became the sole owner of all economic benefits and obligations in relation to, and the Contracting Operator of, Oil Mining Leases 120 and 121 offshore Nigeria, on which the OYO Field is located; and

(D)	Bumi has agreed that CPL will be substituted in place of Oceanic under the O&M Contract upon the terms and subject to the conditions set forth hereinafter.

NOW THEREFORE THIS DEED WITNESSETH as follows:

1.	Words and expressions used but not defined herein shall have the same meaning as in the O&M Contract.
2.	In this Deed the expression “Novation Date” means February 21, 2014.
3.	The Parties agree that with effect on and from the Novation Date and with respect to the period from the Novation Date:
3.1.

Oceanic shall cease to be a party to the O&M Contract (and shall cease to be COMPANY as such term is defined in the O&M Contract), and CPL shall become a party to the O&M Contract (and shall become COMPANY as such term is defined in the O&M Contract) and shall assume the liabilities, perform the obligations and be entitled to the rights and benefits therein in the place of Oceanic;

3.2.

subject to Clause 3.6 hereof, Bumi hereby releases and discharges, and agrees to release and discharge, Oceanic from the various covenants, undertakings, warranties and other obligations contained in the O&M Contract which are hereby assumed by CPL, and shall accept the like performance and discharge of those covenants, undertakings, warranties and other obligations of CPL in the place thereof;

3.3.

CPL undertakes and covenants to Bumi to assume, observe, perform, discharge and be bound by all liabilities, obligations and duties arising under the O&M Contract in the place of Oceanic and to be bound by all the terms and conditions of the O&M Contract in every way as if CPL were named in the O&M Contract in place of Oceanic;

3.4.

subject to Clause 3.6 hereof, Oceanic hereby releases and discharges, and agrees to release and discharge, Bumi from the various covenants, undertakings, warranties and other obligations contained in the O&M Contract which are enjoyed by Oceanic and from all claims and demands whatsoever arising out of or in respect of the O&M Contract;

3.5.

Bumi undertakes and covenants to CPL to observe, perform, discharge and be bound by all liabilities, obligations and duties arising under the O&M Contract and to be bound by all the terms and conditions of the O&M Contract in every way as if CPL were named in the O&M Contract in place of Oceanic;

3.6.

notwithstanding anything in Clauses 3.2 and 3.4 hereof to the contrary, nothing in this Deed shall affect or prejudice any claim or demand that each of Oceanic and Bumi may have under or in connection with the O&M Contract arising before the Novation Date; and

3.7.	Clause 30.4 of Section II of the O&M Contract shall be deleted and replaced in its entirety by the following:

“Invoices shall be sent to:

CAMAC Petroleum Limited

Plot 1649, Olosa Street

Victoria Island

Lagos, Nigeria”

3.8.	Clause 40.2 of Section II of the O&M Contract shall be deleted and replaced in its entirety by the following:

“The address(es) of notice for COMPANY and CONTRACTOR shall be as below. The addresses, given may be changed by either PARTY advising the other in writing of its new address.

CONTRACTOR:

Bumi Armada (Singapore) Pte. Ltd.

78, Shenton Way #26-02A

Singapore

Fax: +60 3 21635216

COMPANY:

CAMAC Petroleum Limited

Plot 1649, Olosa Street

Victoria Island

Lagos, Nigeria

Fax: c/o CAMAC Energy Inc. +1 713 797.2990”

4.	Except as otherwise provided in this Deed, all terms and conditions contained in the O&M Contract shall remain in full force and effect.
5.

This Deed shall be governed by and construed in accordance with the laws of England and Wales, not including any of its conflicts of law rules that would direct or refer to the laws of another jurisdiction. Any dispute arising, between or among any of the Parties, out of or in connection with this Deed or the O&M Contract shall be resolved in accordance with Clause 37 of Section II of the O&M Contract, which is incorporated mutatis mutandis into this Deed; provided that if all the Parties are parties to the arbitration, Oceanic and CPL shall jointly nominate one arbitrator, Bumi shall nominate another arbitrator and the third arbitrator shall be nominated by the two Party-nominated arbitrators.

6.	The Parties agree that this Deed may be executed in counterparts, including fax counterparts, and together with all counterpart executions shall be considered an original for all purposes hereunder.

IN WITNESS WHEREOF this Deed was duly executed and unconditionally delivered on the date first above written.

EXECUTION PAGE

Signed as a deed on behalf of BUMI ARMADA (SINGAPORE) PTE. LTD., a corporation existing under the laws of Singapore, by [                            ], being a person who, in accordance with the laws of that territory, is acting under the authority of the corporation

…………………………….. [ ] Authorised Signatory …………………………….. Witness

Signed as a deed on behalf of Oceanic Consultants Nigeria Limited, a private limited company incorporated under the laws of the Federal Republic of Nigeria, by Kamoru Lawal, being a person who, in accordance with the laws of that territory, is acting under the authority of the private limited company

…………………………….. Kamoru Lawal Authorised Signatory …………………………….. Witness

Signed as a deed on behalf of CAMAC Petroleum Limited, a private limited company incorporated under the laws of the Federal Republic of Nigeria, by Femi Ayoade, being a person who, in accordance with the laws of that territory, is acting under the authority of the private limited company

…………………………….. Femi Ayoade Authorised Signatory …………………………….. Witness